UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  12/27/2007

Technitrol, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-05375

PA	23-1292472
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1210 Northbrook Drive, Suite 470, Trevose, PA 19053
(Address of Principal Executive Offices, Including Zip Code)

(215) 355-2900
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective December 27, 2007, Technitrol's Board of Directors amended Technitrol's Articles of Incorporation and Technitrol's By-Laws. The Articles and By-Laws were amended in order to comply with a new listing requirement of the New York Stock Exchange that requires all listed companies to become eligible for participation in the Depository Trust Company's Direct Registration System ("DRS") by January 1, 2008. DRS allows shareholders to have shares of securities registered in their names without the issuance of physical stock certificates and to electronically transfer shares of securities to broker-dealers in order to effect transactions without the need to transfer physical stock certificates. The By-Laws were also amended in order to change the requirements for appointing and removing members of committees to the Board of Directors other than the executive committee.

The foregoing summary of the amendments is not complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Articles of Incorporation of Technitrol, Inc. which are attached hereto as Exhibit 3.1 and the Technitrol, Inc. By-Laws which are attached hereto as Exhibit 3.3.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

3.1 Amended and Restated Articles of Incorporation.

3.3 By-Laws.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Technitrol, Inc.

Date: December 27, 2007.	By:	/s/ Drew A. Moyer
Drew A. Moyer
Sr. Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-3.1	Amended and Restated Articles of Incorporation
EX-3.3	By-Laws